Exhibit 10(aaaaaa)

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT TO MASTER SERVICES AGREEMENT

THIS AMENDMENT TO MASTER SERVICES AGREEMENT (“Amendment”), effective as of the last date the Amendment is executed (“Amendment Effective Date”) is entered into by and between ACCESS WORLDWIDE COMMUNICATIONS, INC., a Delaware corporation (“Access”) and E*TRADE Financial Corporation, a Delaware corporation (“Company”). Access and the Company shall each be referred to as a “Party” and together the “Parties.”

RECITALS

WHEREAS, Access and Company entered into a Master Services Agreement effective June 1, 2005 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual promises herein, and intending to be legally bound hereby, the parties agree as follows:

1. Section 1.2 of the Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“1.2 Price. “Price” means the price for the Services as set forth in the Pricing Schedule in Section 6 of this Agreement (as amended by this Amendment).” The Price (as amended by this Amendment) supersedes all agreements (whether written or oral) between the Parties regarding pricing for the types of services detailed in Section 6 of this Amendment. “

2. Section 3 of the Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“3.	TERM.

This Agreement shall commence on June 1, 2005 and, unless sooner terminated as provided herein, shall continue until that date the Service Savings Amount reaches the Initial Services Savings Amount (as defined below) (the “Initial Term”). Except as otherwise set forth in the applicable Scope of Work, all Scopes of Work shall expire or terminate upon the expiration or termination of this Agreement.

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[***] Information in this section has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Daytime Manila Billable Price per Hour is defined as [***]

[***]

3. Section 6 of the Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“6.	PAYMENT

Access will invoice Company on a monthly basis for Services and Fees provided during the previous month as set forth in this Agreement (“Payment”). Invoices are payable in US dollars and undisputed invoices are due within thirty days of the date of receipt of the invoice. All invoices will be electronically delivered, return receipt required. During the Initial Term, Access will charge the following amounts, and only the following amounts, for all Services adequately provided:

Program Pricing. Agent’s time for performing the Services will be billed in accordance with the hourly rate schedule set forth below. The charge per Agent hour includes domestic telecommunications charges, and a Team Leader ratio (Team Leader to CSR) of [***] and a Quality Development Specialist ratio (Quality Development Specialist to CSR) of [***].

When used herein, the term “Agent” shall mean any individual or entity acting on or on behalf of Access to provide the Services.

Pricing Schedule:

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Agent Support – Foreign Language Support and licensed Agents:

All Agents providing Services in language other than English will be billed to Company at a fixed rate of [***] per hour (irrespective of the tiered schedule set forth above).

All Series 7 (“S7”) licensed Agents providing Services will be billed to Company at a fixed rate of [***] per hour (irrespective of the tiered schedule set forth above).

There will be an additional [***] differential over the corresponding rate set forth above for each overtime hour incurred by Agents in performing the Services. Overtime hours are defined as each hour incurred by any individual Agent that has worked more than forty hours within a one week time period.

[***] Information in this section has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Charges and Fees:

a)	Agents in training will be billed at [***] with prior Company approval on both length of training and number of training hours. Company will not be billed for Agents that do not complete training as specified by Company.

b)	Travel and lodging expenses, if any, will be billed at [***]. Notwithstanding the foregoing, travel and lodging expenses must comply with the restrictions placed on reimbursement procedures set forth in the Agreement.

c)	All Trainers providing Services to train non-Access employees will be billed to Company [***].

d)	All information technology support and services requested in writing by Company, will be billed at [***].

e – l)  [***]

m)	Company agrees to pay Access a fixed management fee of [***] for the term of the Agreement to cover miscellaneous, incremental, support, data circuit, services and administrative fees.

n)	Access agrees to provide other services requested by Company at a rate equal to [***].

4. Section 15.4 of the Agreement shall be amended by adding the following insurance coverage (coverage to be in place by March 1, 2008):

“Errors and Omissions coverage in the amount of $2,000,000 each occurrence, Combined Single Limit”

5. Except as otherwise set forth herein, the Agreement and any Scope of Work, or amendment thereto, shall remain in full force and effect.

IN WITNESS WHEREOF, Access and Company have each caused this Amendment to be signed and delivered by its duly authorized officer, as of the date set forth above.

Company	Access:

By:	By:	/s/ Richard Lyew
Name:	Name:	Richard Lyew
Title:	Title:	EVP and Chief Financial Officer

Dated: January 17, 2008

[***] Information in this section has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.